SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 19, 2001

NUI CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08353	22-1869941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Route 202 & 206, P.O. Box 760, Bedminster, New Jersey	07974
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(908) 781-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

Earnings Report

On January 18, 2002, NUI Corporation filed a press release reporting earnings from continuing operations for the first quarter ended December 31, 2001, of $9.0 million, or $0.64 per share, as compared to $8.4 million, or $0.65 per share, for the same period last year.

As previously announced, NUI elected early adoption of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). As a result of a fair market valuation analysis on NUI’s outsourcing firm, TIC Enterprises (TIC), the company recorded a one-time, non-cash charge in the first quarter of $21.4 million, after tax, to reflect the cumulative effect of adopting the change in accounting as prescribed by SFAS 142. In addition, the extremely warm temperatures at the onset of the new fiscal year led to immediate cost cutting actions, resulting in a non-recurring charge of $0.7 million, after tax, or $0.05 per share, during the first fiscal quarter.

Wholesale Energy Marketing and Trading (formerly Energy Sales and Services)

Wholesale energy marketing and trading, which includes NUI’s non-regulated wholesale energy trading and portfolio management business, NUI Energy Brokers, as well as the non-regulated operations of Virginia Gas Company, grew margins more than 92 percent to $9.9 million during the first quarter, as compared to $5.2 million last year. Earnings before interest and taxes (EBIT) for the segment rose 62.5 percent to $6.5 million in the first quarter, as compared to $4.0 million for the same period last year.

NUI’s development of regional trading hubs around the company’s natural gas storage facilities and pipeline connections continues to progress. NUI recently completed a 78-mile line from its Saltville, Virginia, storage facility to Radford, Virginia, where it connects with East Tennessee Natural Gas, a subsidiary of Duke Energy. In addition, during the first fiscal quarter, NUI completed the first of three phases of a 126-mile distribution pipeline in south-central Florida. The new distribution line is planned to eventually cross the state of Florida.

Distribution Services

During the first quarter of fiscal 2002, temperatures averaged 28 percent warmer than normal and 33 percent warmer than last year’s first quarter. Despite these extremely warm temperatures, Distribution Services, which includes all of NUI’s natural gas distribution companies, was able to almost completely offset the impact of warm weather through cost containment efforts, weather normalization clauses in its New Jersey and North Carolina service areas, and the successful conclusion of a rate increase at City Gas Company of Florida. Margins for this segment were $46.9 million during the first quarter, as compared to $47.0 million for the same period last year. EBIT for Distribution Services decreased slightly to $16.4 million in the first quarter of fiscal 2002, as compared to $16.8 million last year.

Retail and Business Services (formerly Customer Services)

Through the activities of NUI’s Retail and Business Services segment - which include the company’s retail energy marketing subsidiary, as well as NUI’s telecommunications, appliance, billing and digital mapping, and sales outsourcing subsidiaries - margins increased 114 percent to $7.4 million during the first quarter, as compared to $3.4 million last year. EBIT for this segment was a loss of $1.6 million for the first quarter, as compared to a loss of $0.5 million for the same period last year. Continued weakness in both the overall economy and telecommunications equipment sector, as well as the events of September 11, negatively impacted this segment as a whole.

Last year’s first quarter results for this segment did not include the results from NUI’s sales outsourcing firm, TIC Enterprises, as NUI had only a 49 percent equity interest in TIC, which was reported as a single line item in other income. Excluding TIC, margin for this segment rose 2.8 percent to $3.5 million during the first quarter. EBIT for this segment, excluding TIC, fell to a loss of $1.1 million in the first quarter versus a loss of $0.5 million last year. Operations and maintenance expense for this segment increased $4.4 million as a result of including the expenses of TIC in this year’s first quarter results, as well as increased spending for new business opportunities in NUI’s telecommunications and billing and digital mapping businesses.

                     SUMMARIZED CONSOLIDATED FINANCIAL INFORMATION
                           FOR THE PERIODS ENDED DECEMBER 31
                                      (unaudited)

(Thousands, except
 per share amounts
 and operating data)        Three Months           Twelve Months
                        -------------------   -----------------------
                          2001        2000        2001         2000
                        -------------------   -----------------------
Operating Revenues      $235,694   $320,380   $1,049,620   $1,021,829
                        --------   --------   ----------   ----------
Total Operating Margins   64,159     55,649      227,768      198,942

Operation & Maint.
 Expenses                 32,531     26,457      120,755       99,079

Depreciation and
 Amortization              8,620      7,449       30,246       29,344

Other Taxes                2,351      2,167        8,568        8,995

Other Income (Expense)       319      1,203       (5,284)       2,420
                        --------   --------   ----------   ----------
Earnings Before Interest
 and Taxes (EBIT)         20,976     20,779       62,915       63,944

Interest Expense           5,859      6,340       23,524       20,418

Income Tax Expense         6,126      6,029       16,136       17,682
                        --------   --------   ----------   ----------
Net Income Before
 Non-Recurring items      $8,991     $8,410      $23,255      $25,844
                        --------   --------   ----------   ----------
Non-recurring income
 (loss), After Tax         $(712)       ---        $(712)      $1,676
Effect of Change in

 Accounting, After Tax  $(21,359)       ---     $(21,359)         ---
                        --------   --------   ----------   ----------
Net Income (Loss)       $(13,080)    $8,410       $1,184      $27,520
                        ========   ========   ==========   ==========
Net Income Per Share
 Before Non-Recurring
 Items                     $0.64      $0.65        $1.71        $1.99
                        --------   --------   ----------   ----------
Per Share Effect
 of Non-Recurring
 Items, After Tax         $(0.05)       ---       $(0.05)       $0.13

Effect of Change in
 Accounting, After Tax    $(1.53)       ---       $(1.57)         ---
                        --------   --------   ----------   ----------
Net Income (Loss)
 Per Share                $(0.94)     $0.65        $0.09        $2.12
                        ========   ========   ==========   ==========
Weighted Average #
 of Shares Outstanding    13,924     12,956       13,596       12,958
                        ========   ========   ==========   ==========

(1) Certain reclassifications were made to conform to current year presentation.

(2) The results of TIC Enterprises, LLC (TIC) are included in operating income effective May 15, 2001, when NUI purchased the remaining 51 percent interest in TIC. Prior to May 15, 2001, NUI recorded equity income (loss) for its 49 percent investment in other income (expense).

                               SUMMARIZED CONSOLIDATED EBIT
                          FOR THE THREE MONTHS ENDED DECEMBER 31
                                       (unaudited)
                                  (Dollars in thousands)

                                           2001
                        -------------- -------------- -------------
                          Distribution   Wholesale     Retail &
                            Services     Energy        Business
                                         Marketing     Services
                                         & Trading
                        -------------- -------------- -------------
Operating Margins

Revenue                      $126,707     $64,759       $44,228
Less-Purchased gas and fuel    76,532      54,844        28,139
Cost of sales and services          -           -         8,704
Energy Taxes                    3,317           -             -
                              -------      ------        ------
Total operating margins        46,858       9,915         7,385
                              -------      ------        ------
Other Operating Expenses

Operations and maintenance     21,917       2,934         7,546
Depreciation and amortization   6,891         686         1,040
Taxes, other than income taxes  1,612         120           379
                              -------      ------        ------
Total other operating expenses 30,420       3,740         8,965
                              -------      ------        ------
Operating Income               16,438       6,175        (1,580)
Other Income and Expense, net       5         299             3
                              -------      ------        ------
Earnings before Interest
 and Taxes (EBIT)             $16,443      $6,474       $(1,577)
                              =======      ======        ======

                                           2000
                        --------------- -------------- -------------
                          Distribution   Wholesale      Retail &
                          Services       Energy         Business
                                         Marketing      Services
                                         & Trading
                        --------------- -------------- -------------
Operating Margins

Revenue                      $145,979    $137,924       $36,477
Less-Purchased gas and fuel    94,596     132,770        29,476
Cost of sales and services          -           -         3,554
Energy Taxes                    4,335           -             -
                              -------      ------        ------
Total operating margins        47,048       5,154         3,447
                              -------      ------        ------

Other Operating Expenses

Operations and maintenance     21,665       1,198         3,113
Depreciation and amortization   6,686          30           731
Taxes, other than income taxes  1,973          50           136
                              -------      ------        ------
Total other operating expenses 30,324       1,278         3,980
                              -------      ------        ------
Operating Income               16,724       3,876          (533)
Other Income and Expense, net      36         107             -
                              -------      ------        ------
Earnings before Interest
 and Taxes (EBIT)             $16,760      $3,983         $(533)
                              =======      ======        ======

                                 SUMMARIZED CONSOLIDATED EBIT
                            FOR THE TWELVE MONTHS ENDED DECEMBER 31
                                    (Dollars in thousands)

                                             2001
                             ------------ ------------ ----------
                             Distribution  Wholesale   Retail &
                              Services      Energy     Business
                                           Marketing   Services
                                           & Trading
                             ------------ ------------  ----------
Operating Margins

Revenue                         $504,917     $370,188    $174,515
Less-Purchased gas and fuel      317,468      342,812     116,002
Cost of sales and services             -            -      32,478
Energy Taxes                      13,082           11           -
                             ------------ ------------  ----------
Total operating margins          174,367       27,365      26,035
                             ------------ ------------  ----------
Other Operating Expenses

Operations and maintenance        88,274        9,155      21,538
Depreciation and                  24,729        1,349       4,157
amortization
Taxes, other than income           6,355          415       1,529
taxes
                             ------------ ------------  ----------
Total other operating            119,358       10,919      27,224
expenses
                             ------------ ------------  ----------
Operating Income                  55,009       16,446      (1,189)
Other Income and Expense, net         61        1,373         (54)
                             ------------ ------------  ----------
Earnings before Interest
and Taxes (EBIT)                 $55,070      $17,819     $(1,243)
                             ============ ============  ==========

                                              2000
                            ------------- ----------- -----------
                            Distribution  Wholesale     Retail &
                              Services    Energy        Business
                                          Marketing     Services
                                          & Trading
                            ------------- -----------  -----------
Operating Margins

Revenue                         $446,795     $482,052     $92,982
Less-Purchased gas and fuel      263,247      465,126      66,839
Cost of sales and services             -            -      15,371
Energy Taxes                      12,304            -           -
                            ------------- -----------  -----------
Total operating margins          171,244       16,926      10,772
                            ------------- -----------  -----------

Other Operating Expenses

Operations and maintenance        87,456        5,244       8,102
Depreciation and                  24,492           73       2,551
amortization
Taxes, other than income           7,423          176         511
taxes
                            ------------- -----------  -----------
Total other operating            119,371        5,493      11,164
expenses
                            ------------- -----------  -----------
Operating Income                  51,873       11,433        (392)
Other Income and Expense, net        (36)         378           -
                            ------------- -----------  -----------
Earnings before Interest
and Taxes (EBIT)                 $51,837      $11,811       $(392)
                            ============= ===========  ===========

(1) The Customer Services segment for the twelve months ended December
    31, 2001 includes the results of TIC Enterprises, LLC (TIC)
    effective May 15, 2001. TIC incurred operating losses of
    approximately $4.5 million for the period May 15, 2001, through
    December 31, 2001.

                                        TABLE OF REVENUES
                                FOR THE PERIODS ENDED DECEMBER 31
                                           (unaudited)
                                      (Dollars in thousands)

                                 Three Months         Twelve Months
                             ---------------------------------------
                                2001      2000       2001      2000
                             ---------------------------------------
Total Distribution Services  $126,707  $145,979   $504,917  $446,795
                             ---------------------------------------
Wholesale Energy Marketing
 & Trading
NUI Energy Brokers            $71,273  $137,335   $414,915  $457,925
NUI Virginia Gas                2,010         -      4,606         -
Utility Off-System Sales       20,159    24,384    109,377    88,825
Intercompany eliminations     (28,683)  (23,795)  (158,710)  (64,698)
                             ---------------------------------------
Total Wholesale Energy
 Marketing & Trading          $64,759  $137,924   $370,188  $482,052
                             ---------------------------------------
Retail and Business Services
NUI Energy                    $28,611   $30,036   $121,541   $70,037
Appliance Business              4,221     4,034     15,830    14,757
NUI Telecom                     3,889     2,275     17,566     6,835
TIC Enterprises                 7,119         -     19,671         -
UBS                             2,636     2,877     10,802     9,975
Intercompany eliminations      (2,248)   (2,745)   (10,895)   (8,622)
                             ---------------------------------------
Total Retail and Business
 Services                     $44,228   $36,477   $174,515   $92,982
                             ---------------------------------------

                                       OPERATING DATA FOR THE
                                  FISCAL PERIODS ENDED DECEMBER 31
                                            (unaudited)

                                 Three Months         Twelve Months
                                ---------------      ---------------
                                2001      2000       2001      2000
                                ---------------      ---------------

Total Employees
 (at period end)                1,501     1,124

NJ Degree Days - Actual         1,307     1,911      4,432     4,960

Overall Degree Day Variance        28%        5%        14%        4%
 from                          Warmer    Colder     Warmer    Warmer

NJ 30-Year Average

Total Average Distribution
 Customers Served             383,535   379,925    382,312   377,376

Utility Gas Sold
 or Transported                  21.6      26.6       81.7      90.5
(Bcf's)

Total Gas Sold or Transported    62.9      52.5      192.1     220.7
(Bcf's)

Credit Agreement

On December 19, 2001, NUI entered into a credit agreement with a syndicate of banks which provides for a financing commitment up too $80 million through December 18, 2002. The credit agreement is attached as an exhibit.

Item 7.  Exhibits

99.1	Credit Agreement by and among NUI Corporation and the financial institutions named therein, dated as of December 19, 2001.

This Current Report on Form 8-K contains forward-looking statements. These statements are based on management’s current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, economic conditions; weather fluctuations; regulatory changes; competition from other providers of similar products; the market for telecommunications equipment; interest rate changes; and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,” “will,” and variations of such words and similar expressions, are intended to identify forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUI CORPORATION

A. MARK ABRAMOVIC
Dated: January 30, 2002	By:_________________________________
Name: A. Mark Abromovic Title: Sr. Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Credit Agreement by and among NUI Corporation and the financial institutions named therein, dated as of December 19, 2001.